UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2008

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2008, the Human Resources Committee of the Board of Directors (the “Committee”) of Exponent, Inc. (the “Company”) approved amendments to all outstanding restricted stock unit awards made under the Restricted Stock Award Plan (the “Plan”) primarily for the purpose of compliance with Section 409A of the Internal Revenue Code. All Officers and Principals of the Company have outstanding awards under the Plan. The amendments approved include:

•	Replacement of certain defined terms, including “disability”, “change in ownership”, “change in effective control”, and “change in the ownership of a substantial portion of assets”;

•	Revision to the change of control provisions;

•	Elimination of the government service delayed vesting provision; and

•	Inclusion of a six-month delay in payment in situations where payments would otherwise not be compliant with Section 409A.

The foregoing summary is qualified in its entirety by reference to the employee amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit.

Exhibit 10.1	Form of Amendment to Restricted Stock Unit Employee Grant Agreement(s)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: December 11, 2008